Exhibit 99.1

PRESS RELEASE

FINJAN HOLDINGS ANNOUNCES EQUITY INVESTMENT IN
CYBERSECURITY FOCUSED VENTURE CAPITAL FUND

Fund Focused on Early-Stage Israeli Technology Companies to
Drive Innovation in Cybersecurity

NEW YORK, November 21, 2013--- Finjan Holdings, Inc. (OTC MKT: FNJN) (the “Company”) a leading online security and technology company, today announced a strategic investment in an Israel-based venture capital fund (the “Fund”) that will target early-stage technology companies on the leading edge of cybersecurity innovation.  Financial terms of the transaction were not disclosed.

Since its inception, Finjan has raised over $65 million in venture financing for R&D investment in the Company’s software security legacy operating business.  Having already been awarded a diverse patent portfolio in endpoint, web and network security technologies, Finjan understands the unique challenges start-up companies in the cybersecurity space are facing.  This strategic investment in the Fund underscores the Company’s commitment to continued investments in the next wave of innovative security technology development.

“Driven by the increasing frequency and complexity of cyber-attacks worldwide, we recognize the inherent growth potential of investing in emerging companies that are also focused on enhancing, creating and introducing new online security technologies,” commented Finjan’s President, Phil Hartstein.  “As one of the first companies to develop and patent technology that proactively detects online threats, this strategic investment underscores our long-standing commitment to fostering innovation and continued investment in the research and development of next-generation cybersecurity technologies. We are thrilled to invest in the new fund as one of the selected strategic investors alongside Fortune 500 technology firms.”

By investing in the Fund as part of its overall strategy, Finjan will gain access to innovative new technologies from the earliest stage of seed development through the government-backed incubator program which will be managed by the Fund, as well as later stage investments in more developed technologies. The Fund is managed by a seasoned venture capital franchise with more than twenty years’ experience and consistently ranked among the leading venture capital funds in Israel.

The Fund’s technology R&D investments will focus on many areas central to cybersecurity vulnerabilities today including, Zero Day Attacks, Advanced Persistent Threats, Cloud Security, and broader sectors impacting Next Generation Firewalls, Mobile and Personal Device Protection as well as Big Data Analytics and Forensics.

Recognized internationally as a pioneer and leader in web and network security, Finjan's decade-long investment in innovation is captured in its patent portfolio, centered around software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis.  Finjan has successfully licensed its patents to five major software and technology companies around the world.

For Additional Information: www.finjan.com

ABOUT FINJAN:
Finjan is a leading online security and technology company which owns a portfolio of patents, related to software that proactively detects malicious code and thereby protects end-users from identity and data theft, spyware, malware, phishing, trojans and other online threats.  Founded in 1997, Finjan is one of the first companies to develop and patent technology and software that is capable of detecting previously unknown and emerging threats on a real-time, behavior-based basis, in contrast to signature-based methods of intercepting only known threats to computers, which were previously standard in the online security industry.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains statements, estimates, forecasts and projections with respect to future performance and events, which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of the Company and its affiliates and subsidiaries and their respective management teams. These statements may be identified by the use of words like “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “will”, “should”, “seek” and similar expressions and include any projections or estimates set forth herein. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, without limitation, those detailed in our filings with the Securities and Exchange Commission (“SEC”). Neither the Company nor any of its affiliates undertakes any obligation to update and forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

The Company will continue to file annual, quarterly and current reports, proxy statements and other information with the SEC. The filings with the SEC will contain important information regarding the Company, its business, financial condition, results of operations and prospects.  One should assume that information contained in any of the filings with the SEC is only accurate as of the date specified in such filings.  The business, financial condition, results of operations and prospects may have changed materially since any such date. One is advised to carefully review the “Risk Factors” set forth in the Current Report on Form 8-K filed with the SEC on June 3rd, 2013.

Contact:

Media and Press Relations
Scott Eckstein
MWW Group
Telephone: (212) 827-3766
Email: seckstein@mww.com

Company Investor Relations
Joshua Weisbord
Finjan Holdings, Inc.
Telephone: (646) 568-3313
Email: joshua@finjan.com